UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

October 8, 2015
(Date of Report)

October 7, 2015
(Date of Earliest Reported Event)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2015, the Company entered into an Employment, Lock-Up and Options Agreement (the "Agreement") with Ms. Lindsey Moore to serve as the Company's Vice President for Marketing USA Eastern Region. After a three-month probation, the term of the Agreement is three years with an option held by the Company to extend employment for another year. The Company has agreed to issue 100,000 shares of common stock to Ms. Moore in consideration of her services during the term following her three-month probation period. Additionally, the Company has agreed to provide Ms. Moore options to acquire up to 100,000 shares of stock for each year she is employed by the Company for up to five years. To the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Ms. Moore for her services.

Ms. Moore has a juris doctor degree from North Carolina Central University School of Law in Durham, North Carolina, and a Bachelor of Science degree in Business Administration from William Peace University. While studying law, she was an honors student ranking in the top 10 percent of her class completing internships with two law firms and the Trial Court Administrator's Office in Raleigh, North Carolina. Additionally, Ms. Moore worked in marketing and advertising for the International Festival of Raleigh and as a life insurance agent with Liberty National Life Insurance Company.

In addition to restrictions under the 1933 Securities Act, Ms. Moore has agreed to specific lock-up provisions once the Company issues her shares of common stock. She has agreed not to dispose or convey greater than ten-percent (10%) of her shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and she shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. The lock-up period terminates immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

Exhibit Description
(d) Exhibits

Exhibit	Description
10.1	Employment Agreement - Ms. Lindsey Moore dated October 7, 2015

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins
        Alton Perkins
Chairman of the Board, President, Chief Executive
Officer, Chief Financial Officer, Secretary
Dated: October 8, 2015